UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 9, 2016

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01	Other Events.

First Mid-Illinois Bancshares, Inc. (“First Mid”) announced today the final results of the First Clover Leaf Financial Corp. (“First Clover Leaf”) stockholder election associated with the merger completed on September 8, 2016.
Pursuant to the merger agreement between First Mid and First Clover Leaf, each record holder of First Clover Leaf common stock could make one of the following elections prior to the Election Deadline of 5:00 p.m. central time on August 31, 2016 (the “Election Deadline”):

•	a cash election to receive $12.87 in cash, without interest, for each share of First Clover Leaf common stock, subject to certain adjustments and proration; or

•	a stock election to receive 0.495 shares of First Mid common stock, for each share of First Clover Leaf common stock, subject to certain adjustments and proration.

Stockholders who failed to make an effective election by the Election Deadline were deemed to have made an election to receive stock consideration.

Overall elections were subject to proration so that 75% of the First Clover Leaf shares would be exchanged for First Mid stock and 25% of the First Clover Leaf shares would be exchanged for cash.

Of the 7,005,833 shares of First Clover Leaf common stock outstanding immediately prior to the closing of the merger:

•	3,225,234, or 46.04%, elected to receive cash;

•	2,362,514, or 33.72%, elected to receive stock; and

•	1,418,135, or 20.24%, did not make an effective election.

As a result, First Clover Leaf shares as to which a stock election was made will receive First Mid common stock, First Clover Leaf shares as to which a cash election was made will receive cash for approximately 54.31% percent of those shares and First Mid common stock for the remainder of those shares, and shares with respect to which no effective election was made will receive First Mid common stock. No fractional shares of First Mid common stock will be issued. As a result, each former holder of First Clover Leaf stock who would otherwise have been entitled to receive a fraction of a share of First Mid common stock will receive, instead, an amount in cash (without interest), rounded to the nearest whole cent, determined by multiplying $12.87 by the fractional share of First Mid common stock to which such former holder of First Clover Leaf common stock would otherwise be entitled.

Forward Looking Statements: This report contains forward-looking statements about First Mid-Illinois Bancshares, Inc. for which First Mid claims protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including those described in Item 1A - “Risk Factors” and other sections of First Mid’s Annual Report on Form 10-K and First Mid’s other filings with the SEC. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligations to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: September 9, 2016

By:

Joseph R. Dively
Chairman, President and Chief Executive Officer